UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

Enovix Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39753	85-3174357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W. Warren Avenue
Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 695-2350

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENVX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2022, Enovix Corporation (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 29, 2022. The following is a brief description of each matter voted on at the Annual Meeting, including the number of votes cast with respect to each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal 1 – Election of Directors

Stockholders approved the election of each of the Company’s seven (7) directors to serve for a one-year term until the Company’s 2023 Annual Meeting of Stockholders. The results of the voting were as follows:

Nominee	For	Withheld	Broker Non-Votes
Harrold J. Rust	82,241,834	480,229	33,586,250
Thurman J. “T.J.” Rodgers	82,291,123	430,940	33,586,250
Betsy Atkins	67,098,038	15,624,025	33,586,250
Pegah Ebrahimi	81,806,081	915,982	33,586,250
Emmanuel T. Hernandez	82,262,142	459,921	33,586,250
John D. McCranie	82,254,777	467,286	33,586,250
Gregory Reichow	82,197,805	524,258	33,586,250

Proposal 2 – Ratification of Appointment of Independent Registered Accounting Firm

Stockholders approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2023. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
116,162,806	119,732	25,775	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enovix Corporation

Date:	June 17, 2022	By:	/s/ Steffen Pietzke
Steffen Pietzke Chief Financial Officer